Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-159511 and 333-159511-01 to 333-159511-184
HCA INC.
SUPPLEMENT NO. 5 TO
MARKET MAKING PROSPECTUS DATED
JULY 10, 2009
THE DATE OF THIS SUPPLEMENT IS SEPTEMBER 24, 2009
On September 24, 2009, HCA Inc. filed the attached
Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009 (September 21, 2009)
HCA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551

Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 21, 2009, Stephen G. Pagliuca notified the Board of Directors of HCA Inc. (the “Company”) of his intention to resign from the Company’s Board of Directors, effective immediately due to his entrance in the Massachusetts U.S. Senate race.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Corporate Secretary

Date: September 24, 2009